Exhibit 21.1
Subsidiaries of Aleris Corporation as of December 31, 2013

Aleris International, Inc., a Delaware corporation, is a wholly-owned subsidiary of Aleris Corporation. Set forth below is a list of its subsidiaries.

	Subsidiary	State of Incorporation / Formation	Aleris Ownership
1	Aleris Aluminum Austria GmbH	Austria	100.00%
2	Aleris Aluminum Belgium BVBA	Belgium	100.00%
3	Aleris Aluminum Canada Holding 2, Inc.	Canada	100.00%
4	Aleris Aluminum Denmark ApS	Denmark	100.00%
5	Aleris Aluminum Duffel BVBA	Belgium	100.00%
6	Aleris Aluminum France SAS	France	100.00%
7	Aleris Aluminum Italy Srl	Italy	100.00%
8	Aleris Aluminum Japan, Ltd.	Japan	100.00%
9	Aleris Aluminum Netherlands B.V.	Netherlands	100.00%
10	Aleris Aluminum Norway AS	Norway	100.00%
11	Aleris Aluminum Poland Sp. Z.O.O.	Poland	100.00%
12	Aleris Aluminum Sales Europe GmbH	Germany	100.00%
13	Aleris Aluminum (Tianjin) Co., Ltd.	China	100.00%
14	Aleris Asia Pacific International (Barbados) Ltd.	Barbados	100.00%
15	Aleris Asia Pacific Limited	Hong Kong	100.00%
16	Aleris Belgium EBVBA	Belgium	100.00%
17	Aleris Deutschland Holding GmbH	Germany	100.00%
18	Aleris Deutschland Vier GmbH Co. KG	Germany	100.00%
19	Aleris Deutschland Vierte Verwaltungs GmbH	Germany	50.00%
20	Aleris Aluminum (Zhenjiang) Co., Ltd.	China	100.00%
21	Aleris Extruded Products Germany GmbH	Germany	100.00%
22	Aleris Gibraltar Limited	Gibraltar	100.00%
23	Aleris Global Luxembourg S.a.r.l.	Luxembourg	100.00%
24	Aleris Holding Belgium BVBA	Belgium	100.00%
25	Aleris Holding Canada Limited	Canada	100.00%
26	Aleris Holding Luxembourg S.a.r.l	Germany	100.00%
27	Aleris Luxembourg S.a.r.l & Co. KG	Germany	100.00%
28	Aleris New Gibraltar Limited	Gibraltar	100.00%
29	Aleris Nuevo Leon, S. de R.L. de C.V.	Mexico	100.00%
30	Aleris Ohio Management, Inc.	Delaware	100.00%
31	Aleris Recycling, Inc.	Delaware	100.00%
32	Aleris Recycling Bens Runs, LLC	Delaware	100.00%
33	Aleris Recycling (German Works) GmbH	Germany	100.00%
34	Aleris Recycling (Swansea) Ltd.	United Kingdom	100.00%
35	Aleris RM, Inc.	Delaware	100.00%
36	Aleris Rolled Products Germany GmbH	Germany	100.00%
37	Aleris Rolled Products, Inc.	Delaware	100.00%
38	Aleris Rolled Products, LLC	Delaware	100.00%
39	Aleris Rolled Products Sales Corporation	Delaware	100.00%
40	Aleris (Shanghai) Trading Co. Ltd.	China	100.00%
41	Aleris Specialty Products, Inc.	Delaware	100.00%
42	Aleris Specification Alloys, Inc.	Delaware	100.00%
43	Aleris Specification Alloy Products Canada Company	Canada	100.00%
44	Aleris Switzerland GmbH	Switzerland	100.00%
45	Aleris Worldwide, Inc.	Delaware	100.00%
46	Aluminum Recycling Services, S. de R.L. de C.V.	Delaware	100.00%

47	Duinlust Grundstucks GmbH	Germany	100.00%
48	Dutch Aluminum C.V.	Netherlands	100.00%
49	ETS Schaefer, LLC	Ohio	100.00%
50	Grundstucksverwaltungsgesellschaft Objekt Wallershein GmbH	Germany	100.00%
51	IMCO Recycling of Ohio, LLC	Delaware	100.00%
52	Imsamet of Arizona	Arizona	70.00%
53	Intl Acquisition Co.	Delaware	100.00%
54	Name Acquisition Co.	Delaware	100.00%
55	UWA Acquisition Co.	Delaware	100.00%